UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

_________________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HEALTHCARE AI ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT TO

PROXY STATEMENT

 DATED SEPTEMBER 29, 2025

OF

HEALTHCARE AI ACQUISITION CORP.

EXTRAORDINARY GENERAL MEETING TO BE HELD ON OCTOBER 10, 2025

The following information supplements, and should be read in conjunction with, the proxy statement dated September 17, 2025 (the “Proxy”) of Healthcare AI Acquisition Corp., a Cayman Islands exempted company (the “Company”) in connection with an Annual General Meeting (the “Meeting”) relating to the proposed Extension Amendment Proposal, Ratification of Auditors Proposal and the Adjournment Proposal, more fully described in the Proxy (together referred to as the “Proposals”). This supplement (the “Supplement”) contains additional information that supplements the Proxy, and we urge you to read this Supplement, together with the Proxy regarding the Proposals:

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

The Company is providing additional information to its shareholders, as described in this Supplement to the Definitive Proxy Statement dated September 17,2025, filed with the United States Securities and Exchange Commission in connection with the Extraordinary General Meeting to be held on June 9, 2023 (the Definitive Proxy Statement referred to as the “Proxy”). These disclosures should be read in connection with the Proxy, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Proxy, the information set forth herein shall supersede or supplement the information in the Proxy. Defined terms used but not defined herein have the meanings set forth in the Proxy and all page references are to pages in the Proxy. The Company makes the following amended and supplemental disclosures:

On September 17, 2025, the Company filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy”) for the Extraordinary General Meeting of Shareholders to be held on October 6, 2025 at 09:00 a.m. ET (the “Meeting”). The Company has determined to postpone the Meeting to October 10, 2025 at 9:00 a.m. ET in order to update shareholders with the supplemental information to the Proxy as set forth below. The Company is filing these definitive additional proxy materials in this Supplement on September 29, 2025, to disclose:

(i)	that the Meeting will now be held at 9:00 a.m. EST, October 10, 2025 instead, with the meeting information remaining the same:

You can participate in the Meeting, vote, and submit questions live via telephone, the information for which is available at https://www.cleartrustonline.com/haia.

(877) 853-5257 (US Toll Free)

(888) 475-4499 (US Toll Free)

+86 10 8783 3177 China

(400) 182 3168 China Toll-free

International numbers available: https://loeb.zoom.us/j/93839662032?from=addon

Conference ID: 938 3966 2032

and

(ii)	the following global change to extend the last date by which it has to consummate a business combination from “March 14, 2026” to October 14, 2026 as follows:

To replace Proposal No. 1 – in its entirety with the following:

“Proposal No. 1 – Extension Proposal - To approve, as a special resolution, an amendment to HAIA’s Amended and Restated Memorandum of Association and Articles of Association (as may be amended from time to time by special resolution of the Company, together, the “Articles of Association”) as provided by the first resolution in the form set forth in Annex A to the accompanying proxy statement, to give the Company the right to extend, by resolution of the Board, the date by which it has to consummate a business combination from October 14, 2025 until October 14, 2026, on a month-to-month basis (each month so extended, the “Extended Date”) by depositing into the trust account $0.10 per non-redeemed Class A ordinary share per month. This proposal is referred to as the “Extension Proposal””

and

All references to “March 14, 2026” is replaced by “October 14, 2026.”

— END OF SUPPLEMENT TO PROXY STATEMENT —

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